UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 24, 2009

Exact name of registrants as specified in
Commission	their charters, address of principal executive	IRS Employer
File Number	offices and registrants’ telephone number	Identification Number
1-14465	IDACORP, Inc.	82-0505802
1-3198	Idaho Power Company	82-0130980
1221 W. Idaho Street
Boise, ID 83702-5627
(208) 388-2200

State or Other Jurisdiction of Incorporation: Idaho

None
Former name or former address, if changed since last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

IDACORP, Inc.

IDAHO POWER COMPANY
Form 8-K

ITEM 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Thomas R. Saldin

On February 24, 2009, Thomas R. Saldin announced his retirement as Senior Vice President and General Counsel of IDACORP, Inc. (“IDACORP”) and Idaho Power Company (“IPC”), effective April 1, 2009.  Mr. Saldin has served as Senior Vice President and General Counsel of IDACORP and IPC since 2004.

On February 24, 2009, the Board of Directors (the “Board”) of IDACORP and IPC appointed Rex Blackburn as Senior Vice President and General Counsel of IDACORP and IPC effective April 1, 2009.  Mr. Blackburn was Lead Counsel of IDACORP and IPC since January 2008 and was a partner at Blackburn & Jones LLP, a law firm in Boise, Idaho, from 2002 to January 2008.

Short-Term Incentive Compensation

On February 24, 2009, the Compensation Committee (the “Committee”) of the Board of IDACORP and IPC amended Exhibit A to the IDACORP, Inc. Executive Incentive Plan (the “Plan”) to reflect revised weightings and payment multipliers for 2009 short-term incentive awards and established 2009 short-term award opportunities for executive officers and senior managers.  The Board approved Exhibit A as amended and the 2009 short-term  award opportunities at its meeting also held on February 24, 2009.  A copy of Exhibit A as amended is filed as Exhibit 10.1 hereto.  Filed as Exhibit 10.2 and incorporated herein by reference is the Executive Incentive Plan NEO 2009 Award Opportunity Chart indicating the 2009 short-term award opportunities for those executive officers who were named executive officers in the 2008 proxy statement for the Annual Meeting of Shareholders of IDACORP (the “NEOs”).

The terms of the Plan provide for short-term cash incentive award opportunities based upon IDACORP and IPC performance measures with a threshold, target and maximum level.  The amount of incentive is calculated by multiplying base salary by the product of the approved incentive percentage and the combined multiplier.  The maximum payout is 200 percent of target.

The goals for 2009 are a combination of (i) operational and customer service goals for IPC (weighted 30 percent) and (ii) consolidated net income for IDACORP (weighted 70 percent).

The first goal has two components:  (i) customer satisfaction and (ii) network reliability for general service customers.  Achievement of customer satisfaction, as measured by the customer relationship index, at the threshold level will result in a multiplier of 7.5 percent, at the target level will result in a multiplier of 15 percent and at the maximum level will result in a multiplier of 30 percent.  Achievement of network reliability for general service customers (which is based on the number of service interruptions more than five minutes in duration and also requires that no more than 10 percent of customers have more than six interruptions) at the threshold level will result in a multiplier of 7.5 percent, at the target level will result in a multiplier of 15 percent and at the maximum level will result in a multiplier of 30 percent.

Achievement of IDACORP consolidated net income, the second goal, at the threshold level will result in a multiplier of 35 percent, at the target level will result in a multiplier of 70 percent and at the maximum level will result in a multiplier of 140 percent.

Participants who retire, die or become disabled during the year remain eligible to receive a prorated award to the extent performance goals are met.  Participants who terminate employment for other reasons are not eligible for an award, unless otherwise determined by the Committee. The Committee assesses the extent to which goals have been achieved and recommends payment amounts to the Board.  The Committee’s recommendation may reflect downward adjustment of awards in light of such considerations as the Committee may deem relevant.  An award is deemed earned and vested only when the Board approves payment of the award to the participant.  No award may be paid under the Plan if there is no payment to employees under the IDACORP Employee Incentive Plan or if net income is less than the Board approved dividend for IDACORP common stock for the calendar year to which the award relates.

In the event of a change in control, the Board has discretion, with respect to outstanding awards, to provide for assumption or substitution of the awards by the successor entity or to adjust performance goals and other terms of the awards as it deems appropriate.  Under certain circumstances, the Board may approve vesting of all or a portion of the awards at target or another level determined by the Board or take such other action as the Board deems appropriate.

Participants who terminate employment for reasons other than cause after the date of a change in control shall be vested in either a prorated award or a full award in an amount determined by the Board.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

Number	Description
10.1	Exhibit A to the IDACORP, Inc. Executive Incentive Plan, as amended February 24, 2009
10.2	IDACORP, Inc. Executive Incentive Plan NEO 2009 Award Opportunity Chart

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Dated:  March 2, 2009

IDACORP, Inc.

By:   /s/ Darrel T. Anderson
Darrel T. Anderson
Senior Vice President -
Administrative Services
and Chief Financial Officer

IDAHO POWER COMPANY

By:   /s/ Darrel T. Anderson
Darrel T. Anderson
Senior Vice President -
Administrative Services
and Chief Financial Officer

INDEX TO EXHIBITS

Number	Description
10.1	Exhibit A to the IDACORP, Inc. Executive Incentive Plan, as amended February 24, 2009
10.2	IDACORP, Inc. Executive Incentive Plan NEO 2009 Award Opportunity Chart